EXHIBIT 10.3

                                LICENSE AGREEMENT
                                -----------------

         THIS LICENSE AGREEMENT ("Agreement") is dated the 8th day of September, 2003, between Falcon Picture Group, LLC ("Falcon"), with its principal office at 974 Estes Court, Schaumburg, Illinois 60193 (Attn: Carl Amari), and Genius Products, Inc. ("Licensee"), with its principal office at 11250 El Camino Real, Suite 100, San Diego, California 92130 (Attn: Klaus Moeller).

         1. EXCLUSIVE LICENSEE. Except as otherwise provided herein, Falcon hereby appoints Licensee as Falcon's exclusive licensee for (a) all of Falcon's existing audio and Digital Video Disc ("DVD") programs as listed on SCHEDULE A, and all future audio and DVD programs hereafter licensed to Licensee pursuant to the right of first refusal provisions in Section 3 below (collectively, the "Licensed Article(s)") in the Territory for sales made through wholesale, retail, direct-to-consumer and e-commerce channels of trade. Except as otherwise permitted herein, Falcon agrees that it shall not, at any time during the Term, directly or indirectly manufacture or produce any of the Licensed Article(s) or sell or offer to sell any of the Licensed Articles to any person or entity (other than Licensee) located within the Territory.

         2. EXCLUSIONS FROM LICENSED ARTICLES. The Licensed Articles do not include the film Madison (which is not owned by Falcon), any program developed for Critic's Choice or its affiliates and the television series Bozo (which is covered by a separate agreement between Falcon and Licensee). It is agreed that the Bozo television series will remain under the current distribution agreement between Licensee and Falcon and that nothing contained herein will terminate, replace or supersede that agreement.

         3. RIGHT OF FIRST REFUSAL. With respect to Falcon's future audio and DVD programs not existing as of the date of this Agreement, Licensee will have a right of first refusal to license such programs. Falcon shall first offer such programs to Licensee, and Licensee shall within a reasonable time either accept or reject such offer. If Licensee fails to accept or reject such offer promptly, Falcon may give Licensee a written notice allowing Licensee five (5) days to either accept or reject such offer. If Licensee rejects or fails to exercise such right as to any future programs in a timely manner after notice from Falcon, Falcon may distribute such programs itself or through other parties without further obligation under this Agreement with respect thereto. To the extent Falcon presents to Licensee an opportunity to acquire new programs from a third party, if Licensee exercises its right of first refusal as to such programs, Licensee must pay any necessary advances, guaranteed payments and royalties due to that third party licensor, although Licensee may recoup such amounts against future royalties due to Falcon with respect to sales of such programs.

         4. BEST EFFORTS BY LICENSEE. Licensee will use its commercially reasonable best efforts to maximize the sales of the Licensed Articles throughout the Territory during the Term.

         5. TERM. The term ("Term") of the rights granted to Licensee under this Agreement shall be effective as of July 1, 2003, for a three-year term with an automatic renewal for an additional three-year term ("Renewal Term"), subject to Licensee's fulfilling all of its financial obligations hereunder to Falcon and

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

Falcon's fulfilling its obligations to provide Licensee with no less than 100 hours of digitally remastered DVD program content per year. At the end of the Renewal Term, if any, the parties agree to negotiate in good faith regarding the terms and conditions of a further renewal. This Agreement may be terminated prior to the expiration of the Term or any Renewal Term pursuant to the provisions of Article 21.

         6. TERRITORY. The rights granted to Licensee hereunder shall be exercised solely in the following territory: the United States and Canada ("Territory").

         7. ROYALTIES.

                  (a) ROYALTIES.

                           (i) ROYALTY FEES. Licensee shall pay to Falcon a
                  royalty fee ("Royalty Fee") of ** on all Net Sales, as defined below. With respect to Twilight Zone program sales, in addition to and not in lieu of the ** royalty on all Net
                  Sales Falcon shall be entitled to a further royalty payment equal to ** for each copy of a Twilight Zone program sold by Licensee (E.G., the additional royalty on each 4-program pack sold by Licensee would be **).

                           (ii) GUARANTEED MINIMUM ROYALTY FEE. Licensee shall
                  pay to Falcon a minimum yearly guaranteed amount of $240,000.00 against above Royalty Fees ("Guaranteed Minimum Royalty Fee"), payable at a rate of ** at the first of each month, with advance payments as described below. Licensee shall provide monthly royalty statements to Falcon in a form reasonably acceptable to Falcon setting forth all pertinent information needed by Falcon to understand the nature and amount of sales made by Licensee during the prior month so that Falcon can reasonably confirm that the amount of the Royalty Fees reported and paid is accurate, complete and correct. Such royalty statements shall clearly show the application of any credits for advances and guaranteed payments that are being recouped by Licensee for such period. As soon as any advances and guaranteed payments recoupable by Licensee have been recouped, Licensee's monthly reports shall be accompanied by payment in full for all Royalty Fees due to Falcon. For purposes of reporting and paying Royalty Fees to Falcon, sales shall be deemed to occur at the time the time of payment from the customer.

                  (b) ADVANCES. The first ** of the initial Guaranteed Minimum Royalty Fee of ** was paid upon the execution of the term sheet between the parties dated June 12, 2003, which underlies this Agreement ("Term Sheet"). The second ** installment of the initial Guaranteed Minimum Royalty Fee shall be paid contemporaneously with the execution this Agreement.

                  (c) NET SALES. As used in this Article 7, the term "Net Sales" shall mean the Licensee's total gross billings (not including taxes or shipping charges) for sales of the Licensed Articles, reduced only by normal trade discounts actually taken and credits or refunds actually issued for returned or damaged merchandise.

                  (d) BOOKS AND RECORDS. In order for Falcon to verify the accuracy and completeness of royalty reports and payments, Licensee shall maintain appropriate books and records concerning the sale and usage of the Licensed Articles. Falcon may, at Falcon's expense, examine the books and records of Licensee from time to time during Licensee's normal business hours upon reasonable notice to Licensee, but not more than once in any twelve (12) month period. Statements rendered hereunder shall be deemed final if no objections are made by Licensor within twenty-four (24) months after the same are issued. Should an audit by Falcon reveal a deficiency in any payments due Falcon for that audit period(s), Licensee shall bring all payments current within ten (10) days of the receipt of written notice from Falcon or Falcon shall have the right to:

                            (i) immediately terminate the Agreement and recover all materials provided Licensee by Falcon;

                            (ii) demand Licensee turn over all product and unfilled orders to Falcon and immediately cease all transactions with the property;

                            (iii) commence any legal or equitable action to which the Licensor may be entitled.

         Should an audit discover any deficiency in excess of ten percent (10%) of monies paid in that audit period(s), Licensee shall pay all costs and fees incurred in the audit along with interest at the rate of 10% per annum on the amount due from the date the same became due.

         8. OPTION TO ACQUIRE FALCON. Upon the execution of this Agreement, Licensee shall issue to Falcon $100,000.000 in Licensee's common stock, par value $.001 per share ("Common Stock"), valued by the average of the closing market price on the effective date of this Agreement (I.E., July 1, 2003) and the execution date of this Agreement, for the option to acquire the assets of Falcon at any time during the three-year period following the execution of this Agreement ("Option") for a purchase price of $3,600,000.00 ("Purchase Price"). The Common Stock issued in payment of the Option will have customary piggyback registration rights for registration statements filed by Licensee after the registration statement currently pending filing. The Purchase Price may be paid in cash or with Common Stock (or any combination of cash and Common Stock). If Common Stock is used as the consideration for the purchase of Falcon's assets, then (i) Licensee must continue to be a publicly-traded company and shall have filed all necessary and appropriate reports and filings under the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act of 1934, as amended ("Exchange Act"), any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law (collectively, the "Securities Laws"), (ii) Licensee shall remain eligible to promptly register its shares for resale and shall promptly register such shares for resale, (iii) the transaction shall be structured as a purchase agreement with a commitment by Licensee to promptly file a registration statement covering the resale of the shares; PROVIDED, HOWEVER, that to the extent possible, at the request of Falcon, the acquisition will be structured as a tax-free reorganization, and (iv) regardless of the trading price of Common Stock, in no event will the purchase price be less than 1,500,000 shares of Common Stock. If the foregoing option is not exercised by timely written notice to Falcon by the third anniversary of the date of this Agreement, the option shall expire and no longer be in force or effect.

         9. PAYMENT BY COMMON STOCK. All Common Stock issued under the terms of this Agreement is issued and will be issued (i) subject to the notices provided in Exhibit 1, (ii) with the understanding that Falcon is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iii) pursuant to the other acknowledgements and representations made by Falcon elsewhere in this Agreement.

         10. DELIVERY OF CONTENT/CONTENT OWNERSHIP.

                  (a) DELIVERY OF CONTENT. Upon execution of this Agreement, Falcon is to deliver to Licensee its digitally remastered program content ("Content") on a mutually agreeable schedule. Licensee commits to accept a minimum of 100 hours of Content annually from Falcon, so long as the Content delivered meets Licensee's reasonable requirements for suitability and quality. Licensee agrees that in the future, its standards of suitability and quality will be substantially the same as, and consistent with, its standards as exercised through the date hereof with respect to Content heretofore delivered to and accepted by Genius. Licensee reserves the right to determine the suitability and quality of Content received from Falcon prior to acceptance, with such acceptance not to be unreasonably withheld and the determination of suitability and quality to be made in good faith and on a consistent basis throughout the Term.

                  (b) CONTENT OWNERSHIP. Except as otherwise provided in this paragraph, Content provided by Falcon will be created for and will be deemed to be the property of Licensee, subject in all respects to any licensing or licensing-type agreements with third parties, copies of which are to be provided to Licensee at or before the time of delivery of affected Content. Licensee agrees to honor and abide by all of the terms of such license agreements, and to refrain from any activity that would cause Falcon to be in breach or default thereof. Following the Term or if Licensee fails to fulfill its financial or other obligations to Falcon during the Term and the Agreement is terminated, Licensee may continue to use all non-Twilight Zone and non-audio Content paid for by Licensee prior to the time of termination, but all logos, trademarks, titles, etc., provided by Falcon (or by others such as AMC) along with or as part of the Content, shall revert to Falcon (or the party to whom it belongs). Following termination or expiration hereof, Licensee shall continue to report and pay Royalty Fees to Falcon with respect to any Content provided to Licensee by Falcon during the Term so long as the Brand (defined below) associated with the Content continues in effect or is replaced by a new Brand that is acceptable to Licensee, with such acceptance not to be unreasonably withheld. The term "Brand" as used herein shall mean third-party logos, trademarks, titles, etc., (such as AMC) provided as part of the Licensed Articles. Licensee will not be required to pay a Royalty on any Content provided by Falcon without a Brand. Twilight Zone or other audio Content shall not at any time become the property of Licensee but shall remain the property of Falcon at all times hereunder (including upon expiration or termination of this Agreement), and Licensee will no longer have the right to use or distribute such Content.

         11. COST OF CONTENT.

                  (a) The cost for Content shall be as follows: (i) $3,000 per hour for the first 100 hours delivered by Falcon, (ii) $500 per hour for the next 50 hours delivered by Falcon, and (iii) $2,500 per hour for each and every hour of Content delivered by Falcon thereafter throughout the Term ("Cost(s)"). Fifty percent (50%) of the Cost for Content shall be paid to Falcon by Licensee in advance and the other fifty percent (50%) within twenty (20) days after delivery to and acceptance by Licensee of such Content, pursuant to the terms of acceptance described in Article 10(a). Falcon agrees that $350,000 of Content hereunder may be paid to Falcon either (i) in cash or (ii) in shares of Licensee's Common Stock on and subject to the provisions of
         Section 11(b) below. In addition to the recouping of costs associated with guarantees and advances paid directly by Licensee to third parties (as described in Article 3), 25% of the first $300,000.00 of Cost is recoupable against the Royalty Fees. Costs shall only be recoupable on an annualized basis to the extent that the offsetting Royalty Fees have accrued during the same one-Year period as the Costs were incurred and paid. The term "Year" as used herein shall mean each successive one-year period commencing on the date of this Agreement. For instance the first Year shall begin on the date hereof and end on the first anniversary hereof.

                  (b) Within thirty (30) days after the date of this Agreement, Licensee will issue 350,000 shares of Common Stock to Falcon as a deposit for the payment of $350,000.00 worth of Content to be delivered hereunder to Licensee. Such shares shall vest to Falcon as the hours of Content are delivered to and accepted by Licensee. The cost of Content accepted shall be determined pursuant to paragraph (a) above. In accepting this form of payment for the Content, Falcon expressly conditions the same upon its ability to freely trade the Common Stock so that it may liquidate the shares. If at any time, Falcon is not able to sell a sufficient number of shares of Licensee's Common Stock to cover the Costs incurred by Falcon through such date, Licensee shall pay an equivalent amount of cash to Falcon to cover all such Costs. If the shares of Common Stock, upon sale by Falcon do not yield sufficient proceeds to cover all Costs incurred by Falcon, Licensee shall promptly pay the full amount of such unreimbursed Costs to Falcon in cash. Prior to making any demand for payment in cash under the terms of this paragraph (b), Falcon agrees (i) to make a good faith effort to sell the Common Stock for a thirty (30) day period, (ii) that it will not sell the Common Stock below the market price, (iii) that it will provide Licensee with a written demand for payment under this paragraph accompanied by broker's statements regarding the sale or attempted sale, and (iv) Licensee will have twenty (20) days to make the cash payment demanded. Falcon agrees that it will not commence any sale of the Common Stock until the registration statement currently pending filing becomes effective.

                  (c) Licensee agrees to (i) prepare and file with the SEC within thirty (30) days after the execution date of this Agreement a registration statement ("Registration Statement") and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Licensee in order to comply with the provisions of the Securities Act so as to permit a public offering and sale by Falcon of Common Stock acquired in connection with the payment of the cost of Content, and (ii) cause the Registration Statement to become effective at the earliest possible date after filing with the SEC.

         12. FALCON'S ACKNOWLEDGMENTS. Falcon hereby acknowledges that Licensee reserves the right, in the future, to sell additional shares of Common Stock and to issue additional warrants or options, any of which may result in substantial dilution of the equity interest accepted by Falcon pursuant to this Agreement.

         13. LICENSEE'S ACKNOWLEDGEMENTS. Licensee acknowledges that Falcon may desire to vary the release date and/or approved base product line, packaging format, or product configuration with respect to the Licensed Articles in response to special circumstances or marketplace and promotional opportunities including, for example, (i) if Falcon determines that any Licensed Article will
(A) materially infringe upon the rights of another; (B) violate any law, court order, government regulation or other ruling of any governmental agency; or (C) subject Falcon to a material liability or (ii) if Falcon desires (with the approval of Licensee) to create a multiple-unit-boxed set to be released in conjunction with a major event or promotion sponsored by American Movie Classics. Licensee acknowledges and agrees that it shall withdraw any Licensed Article from the marketplace and cease selling such item if Falcon notifies Licensee that such Licensed Article will (A) materially infringe upon the rights of another; (B) violate any law, court order, government regulation or other ruling of any governmental agency; or (C) subject Falcon and/or Licensee to a material liability.

         14. FALCON'S REPRESENTATIONS AND WARRANTIES. Falcon hereby represents and warrants that all of the following information is correct and complete as of the date on the signature page hereto:

                  (a) Falcon represents and warrants that Falcon's state of organization is Illinois, Falcon's executive offices are located in the state of Illinois and the Falcon's principal business operations are located in the state of Illinois.

                  (b) Falcon represents and warrants that Falcon qualifies as an Accredited Investor based upon the fact that Falcon is an entity that comes within one of the categories listed in Rule 501(a)(1) of Regulation D under the Securities Act, namely, Falcon is an entity in which all of the equity owners are Accredited Investors.

                  (c) Falcon hereby represents and warrants that Falcon meets the following criteria as described under Section 25102(f) of the California Corporations Code ("Section 25102(f)") and acknowledges that Licensee will rely on such representations and warranties for purposes of establishing any exemption from registration pursuant to Section 25102(f): Falcon has a preexisting personal or business relationship with Licensee or one or more of its officers, directors or controlling persons in that Falcon and Licensee are parties to a prior licensing agreement and have had an ongoing business relationship as a result of that agreement.

                  (d) Falcon is accepting the Common Stock for Falcon's own account and not with a view to or for sale in connection with any distribution of the Common Stock.

                  (e) Falcon acknowledges that the offer and acceptance of the Common Stock pursuant to this Agreement has not been accomplished by the publication of any advertisement or by any general solicitation.

                  (f) Falcon has received, read and fully understands the representations and warranties contained in this Article 13. Falcon acknowledges that Falcon's decision to accept the Common Stock is based solely on the documents filed with the Securities and Exchange Commission ("SEC") by Licensee, which Falcon has had the opportunity to obtain and review, and on Falcon's personal expertise in, or knowledge of, Licensee and the industry in which Licensee operates its business, and Falcon has relied only on the information contained in said materials and has not relied upon any representations made by any other person. Falcon further acknowledges that, as a result of the Falcon's expertise in or knowledge of Licensee and its industry, Falcon is in a position to evaluate the risks associated with this investment without relying solely on information provided by Licensee.

                  (g) Falcon's overall commitment to investments that are not readily marketable is not disproportionate to Falcon's net worth, and Falcon's investment in the Common Stock will not cause such overall commitment to become excessive. Falcon has adequate means of providing for Falcon's financial requirements, both current and anticipated, and has no need for liquidity in this investment. Other than as provided in
         Article 11, Falcon can bear, and is willing to accept, the economic risk of losing Falcon's entire investment in the Common Stock.

                  (h) Falcon recognizes that an investment in the Common Stock is speculative and involves substantial risk and is fully cognizant of and understands all of the risk factors related to the acceptance of the Common Stock, including without limitation the risk factors set forth in the Licensee's documents filed with the SEC.

                  (i) Falcon has had the opportunity to ask questions of, and receive answers from Licensee and its officers, directors and employees concerning Licensee, the creation and operation of Licensee, and the terms and conditions of the acceptance of the Common Stock and to obtain any additional information deemed necessary. Falcon has been provided with all materials and information requested by the Falcon, or others representing the Falcon, including any information requested to verify any information furnished to the Falcon.

                  (j) Falcon understands and acknowledges that legends will be placed on any certificates evidencing the Common Stock with respect to restrictions on distribution, transfer, resale, assignment, hypothecation or subdivision of the Common Stock imposed by applicable federal and state securities laws. Falcon is fully aware that the Common Stock accepted hereunder has not been registered with the SEC or under any state securities law and that the acceptance is intended to be a non-public offering in reliance upon Section 4(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated under the Securities Act and under Section 25102 of the California Corporations Code or other applicable state regulations, which reliance is based in part upon Falcon's representations and warranties set forth in this
         Article 13. Falcon understands and acknowledges that unless the Common

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

         Stock is registered in compliance with all applicable laws, the Common Stock may not be re-offered for sale or resold except in a transaction, or as a security, exempt under such laws. Falcon further understands and acknowledges that the specific approval of such resales by the state securities administrator may be required in some states.

         15. NO SHORT SALES. Falcon expressly agrees that until such time that it has sold all of the Common Stock issued pursuant to this Agreement, it will not directly or indirectly, through an affiliate (as that term is defined under Rule 405 promulgated under the Securities Act) or by, with or through an unrelated third party or entity, whether or not pursuant to a written or oral understanding, agreement, arrangement, scheme, or artifice of nature whatsoever, engage in the short selling of Licensee's Common Stock or any other equity securities of Licensee, whether now existing or hereafter issued, or engage in any other activity of any nature whatsoever that has the same effect as a short sale, or is a DE FACTO or DE JURE short sale, of Licensee's Common Stock or any other equity security of Licensee, whether now existing or hereafter issued, including, but not limited to, the sale of any rights pursuant to any understanding, agreement, arrangement, scheme or artifice of any nature whatsoever, whether oral or in writing, relative to Licensee's Common Stock or any other equity securities of Licensee whether now existing or hereafter created.

         16. LICENSEE'S PRODUCTION COSTS. Notwithstanding anything to the contrary stated herein, Licensee shall bear all costs and expenses of reproducing, packaging, selling, advertising and promoting the Licensed Articles which are incurred by Licensee. None of these costs will be passed on to Falcon in any manner.

         17. FUTURE CONTENT DEVELOPMENT. Carl Amari, manager of Falcon, shall in good faith actively pursue new audio and DVD programming for Licensee during the Term.

         18. OTHER AGREEMENTS. Falcon's rights are in certain cases subject to or limited by other agreements, including but not limited to (i) a Settlement Agreement with ** dated January 3, 2003 ("** Agreement"), and (ii) a Licensing Agreement with CBS regarding "The Twilight Zone." Licensee acknowledges that the parties will be required to comply with and honor in all respects the terms of all existing agreements, copies of which are to be provided to Licensee, including obtaining any third party consents required thereunder. With respect to Falcon's fulfilling its obligations to provide products created and produced by Falcon (or by Carl Amari) to ** at special pricing under the terms of the ** Agreement, Licensee shall cooperate with Falcon by (i) permitting Falcon to purchase such products from Licensee at Licensee's manufactured price plus ** plus cost of shipping, and (ii) shipping such products to Falcon so that ** orders can be fulfilled by Falcon. Licensee also understands and acknowledges that Carl Amari and Falcon are subject to certain restrictive covenants in favor of **, which may preclude them from developing certain types of products relating to old-time radio until the expiration of such covenants. Falcon agrees on its part to only sell to ** those products that Falcon is required to sell to ** pursuant to the terms of the ** Agreement.

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

[Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.]

         19. RADIO SHOW EXCLUSION. Licensee acknowledges that (i) Falcon produces, owns and syndicates a radio show whereby episodes of "The Twilight Zone" are broadcast over numerous radio stations and through other non-traditional broadcasting formats (e.g., XM Satellite Radio and Sirius Satellite Radio), (ii) this agreement does not in any way relate to or affect Falcon's ability to continue to produce, own and operate that radio show or any other future radio shows it might develop, regardless of whether any such show is based on or otherwise utilizes content that is otherwise subject to this agreement, (iii) Licensee agrees that Falcon may continue to broadcast all current and future shows through the current or future syndication arrangements, and (iv) Licensee has no rights or interests whatsoever in any such broadcasting arrangements, any commercial time allotted to Falcon by any broadcaster(s) or any advertising sales or other revenue generated in connection with the broadcast of such shows.

         20. SALES BY FALCON. Licensee understands, acknowledges and agrees that Falcon will be permitted to continue to operate Falcon's website(s), toll free number(s) and product catalog, and to continue to sell all products created by Falcon, including but not limited to episodes of "The Twilight Zone" on compact disc and audio cassette, through such website(s), toll free number(s) and catalog. Licensee agrees to supply all of Falcon's product needs for resale through the Falcon website(s), toll free number(s) and product catalog at a price equal to Licensee' manufactured cost plus ** plus actual shipping costs. Falcon agrees that it will not advertise or sell any of the products purchased from Licensee (whether sold through Falcon's web site, toll free number(s) or product catalog) at a price which is more than ** off of manufacturer's suggested retail price for such products.

         21. INDEMNIFICATION.

                  (a) BY FALCON. Falcon warrants and represents that it has entered into the License Agreement and has the exclusive right and authority to enter into this Agreement and to grant the rights granted herein. Falcon hereby indemnifies and holds Licensee, which shall include Genius Products, Inc., its subsidiaries, affiliated companies, successors or assigns and all officers, authorized agents, directors and employees:

                           (i) from and against any and all claims, demands and causes of action arising out of any claims in connection with Licensee's use of the Licensed Articles to the extent (and only to the extent) such use is pursuant to and in accordance with all of the terms and conditions of this Agreement;

                           (ii) against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the undersigned contained herein or any sale or distribution by Falcon in violation of any Securities Laws; and

                           (iii) in the event any Common Stock held by Falcon is included in a registration statement under Article 11, to the extent permitted by law, Falcon will, if such Common Stock is included in the securities as to which such registration qualification or compliance is being effected, indemnify and hold harmless Licensee, each of its directors and officers and each person, if any, who controls Licensee within the meaning of the Securities Act, any underwriter and any other investor selling securities under such registration statement or any of such other investor's partners, directors or officers or any person who controls such investor (each, a "Registration Indemnitee"), against any losses, claims, damages or liabilities (joint or several) to which any Registration Indemnitee may become subject under the Securities Laws (each, a "Registration Loss"), insofar as such Registration Losses (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations by Licensee (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Licensee of the Securities Laws in connection with the offering covered by such registration statement; in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Falcon for use in connection with such registration; and Falcon will pay as incurred any legal or other expenses reasonably incurred by any Registration Indemnitee in connection with investigating or defending any Registration Loss if it is judicially determined that there was such a Violation; provided, however, that the indemnity obligation contained in this Article 21 shall not apply to amounts paid in settlement of any Registration Loss if such settlement is effected without the consent of Falcon, which consent shall not be unreasonably withheld.

                  (b) BY LICENSEE. Licensee warrants and represents that it has entered into the License Agreement and has the exclusive right and authority to enter into this Agreement and to perform the obligations set forth herein. Licensee hereby indemnifies and holds Falcon, which shall include its subsidiaries, affiliated companies, successors or assigns and all officers, authorized agents, directors and employees:

                           (i) from and against any and all claims, demands and causes of action arising out of any claims in connection with Licensee's use of the Licensed Articles to the extent (and only to the extent) such use is not in accordance with all of the terms and conditions of this Agreement;

                           (ii) against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the undersigned contained herein or any failure of Licensee to honor its covenants and obligations herein; and

                           (iii) in the event any Common Stock held by Falcon is included in a registration statement under Article 11, to the extent permitted by law, Licensee will, if such Common Stock is included in the securities as to which such registration qualification or compliance is being effected, indemnify and hold harmless Falcon, each of its directors and officers and each person, if any, who controls Falcon within the meaning of the Securities Act, any underwriter and any other investor selling securities under such registration statement or any of such other investor's partners, directors or officers or any person who controls such investor (each, a "Registration Indemnitee"), against any losses, claims, damages or liabilities (joint or several) to which any Registration Indemnitee may become subject under the Securities Laws (each, a "Registration Loss"), insofar as such Registration Losses (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations by Licensee (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Licensee of the Securities Laws in connection with the offering covered by such registration statement; in each case to the extent (and only to the extent) that such Violation occurs other than in reliance upon and in conformity with written information furnished by Falcon for use in connection with such registration; and Licensee will pay as incurred any legal or other expenses reasonably incurred by any Registration Indemnitee in connection with investigating or defending any Registration Loss if it is judicially determined that there was such a Violation; provided, however, that the indemnity obligation contained in this Article 21 shall not apply to amounts paid in settlement of any Registration Loss if such settlement is effected without the consent of Licensee, which consent shall not be unreasonably withheld.

         22. TERMINATION. This Agreement shall be subject to termination as follows:

                  (a) Should Licensee fail to make the payments required by Articles 7 and 10, or otherwise breach any of the material provisions of this Agreement, and should Licensee fail to fully and completely remedy the same within fifteen (15) days after Falcon provides written notice to Licensee of its failure to make required payments or the occurrence of a material breach of this Agreement, as applicable, then Falcon shall have the right to terminate this Agreement forthwith or at any time.

                  (b) Should Falcon fail to deliver 100 hours of Content acceptable to Licensee in any one-Year period, then Licensee shall have the right to terminate this Agreement forthwith or at any time.

         23. INDEPENDENT CONTRACTOR. Each party to this Agreement is an independent contractor with respect to the rights granted to Licensee hereunder and with respect to the exercise of said rights. Neither party has the authority to bind or commit the other party in any respect whatsoever, and neither party shall hold itself out as the other party's agent, principal, partner, associate or joint venturer, or as having any power or authority to bind or commit the other party. Falcon may continue to engage in other types of businesses that are not explicitly covered by this Agreement so long as such businesses are not in direct competition with the Licensee.

         24. WAIVER. Any waiver express or implied, by any party hereto, of any breach by any other party hereto, of any provision herein contained shall not operate as a waiver with respect to any subsequent breach of the same or any other provision of this Agreement.

         25. NOTICES. All notices, statements, payments and communications which the parties may desire to transmit to each other shall be in writing and shall be sent by both fax and either by first class mail or by overnight express courier service, except where this Agreement expressly sets forth the specific manner of delivery, in which case, such manner of delivery must be followed. The effectiveness of such service or delivery shall be determined as in this Agreement specifically set forth. The addresses of the parties are as follows:

                  LICENSEE:         GENIUS PRODUCTS, INC.
                                    11250 El Camino Real, Suite 100
                                    San Diego, CA 92127
                                    Attention:  Klaus Moeller, CEO
                                    Phone No.:   (858) 793-8840
                                    Fax No.:  (858) 793-8842

                  FALCON:           FALCON PICTURE GROUP, LLC
                                    974 Estes Court
                                    Schaumburg, IL 60193
                                    Attention:  Mr. Carl P. Amari
                                    Phone No.:  (847) 923-0400
                                    Fax No.:  (847) 923-0353

         All changes of address shall be communicated promptly to the other party, failing which, the addresses above set forth shall be deemed to be correct.

         26. NON-DISCLOSURE. During the Term of this Agreement or at any time after the expiration or termination of this Agreement, Licensee shall not disclose the terms, conditions, restrictions or economic details of this Agreement to any other party not related to Licensee; the only exceptions being, authorized agents, attorneys, auditors, accountants and representatives of Licensee and its employees with a need to know, or under order of a court of competent jurisdiction, or upon request from a governmental agency with the authority to make such a request, or as required by the rules of the SEC.

         27. DEFINITION OF PARTIES AND ASSIGNMENT: This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding anything contained in this Agreement, the Licensee may assign this Agreement in whole or in part to any parent, subsidiary or affiliated company or to an assignee expressly assuming all of the obligations of the Licensee who or which acquires all or a substantial portion of the Licensee's business.

         28. JURISDICTION. In the event of a dispute between the parties hereto arising out of or concerning this Agreement, each of the parties accepts and consents to the jurisdiction of the State or Federal courts of either: (i) the State of California in San Diego County, or (ii) the State of Illinois in Cook County.

         29. APPLICABLE LAWS. This Agreement constitutes the entire Agreement between the parties with respect to the subject thereof and all prior oral and written agreements, negotiations, discussions, understandings and commitments are superseded hereby. This Agreement may be amended only by an instrument in writing by all parties hereto.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, SPECULATIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES OR THE LIKE, ARISING OUT OF, RESULTING FROM OR RELATING, DIRECTLY OR INDIRECTLY, TO EITHER PARTY'S REPRESENTATIONS, WARRANTIES, COVENANTS OR PERFORMANCE UNDER THIS AGREEMENT. RATHER, IT IS EXPRESSLY AGREED THAT EACH PARTY'S LIABILITY HEREUNDER SHALL BE LIMITED TO SUCH PARTY'S ACTUAL DAMAGES, INCLUDING, WITHOUT LIMITATION, (I) OUT-OF-POCKET COSTS AND EXPENSES AND (II) LIABILITY TO THIRD PARTIES.

         IN WITNESS WHEREOF, Licensee and Falcon have entered into this Agreement on the date set forth above.

FALCON PICTURE GROUP, INC.

By:   /s/ Carl Amari
    --------------------
Its:     CEO
    --------------------

GENIUS PRODUCTS, INC.

By:   /s/ Klaus Moeller
    --------------------
Its:     CEO
    --------------------

                                   SCHEDULE A
                                   ----------

                           EXISTING LICENSED ARTICLES

1) The Twilight Zone radio dramas
2) Zero Hour radio series
3) Sears Radio Theatre
4) Falcon's current television and movie programming of 12 (3-DVD) releases
5) Falcon's current access to more than 20,000 television programs and movies
6) Three brands of American Movie Classics ("AMC") programming: AMC-MOVIES, AMC-MONSTERFEST and AMC-TV
7) The Mutual Radio Theatre (pending negotiation and finalization of an appropriate agreement with the licensor)

                                    EXHIBIT 1
                                    ---------

                    NOTICES REGARDING COMMON STOCK ISSUANCES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH ANY STATE SECURITIES OR FEDERAL REGULATORY AGENCY, AND NO STATE OR FEDERAL REGULATORY AGENCY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO GENIUS PRODUCTS, INC. IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

FALCON ACKNOWLEDGES THAT THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS, THE CALIFORNIA CORPORATE SECURITIES LAW OR THE SECURITIES LAWS OF NEVADA OR ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

FALCON'S ACCEPTANCE OF THE COMMON STOCK CONSTITUTES A SPECULATIVE, HIGH-RISK INVESTMENT WHICH SHOULD BE ACCEPTED ONLY IF FALCON IS ABLE TO AFFORD THE LOSS OF ITS ENTIRE INVESTMENT.

THE SUITABILITY OF THIS TYPE OF INVESTMENT SHOULD BE EXAMINED IN THE CONTEXT OF FALCON'S OWN NEEDS, INVESTMENT OBJECTIVES AND FINANCIAL CAPABILITIES, AND FALCON SHOULD MAKE AN INDEPENDENT INVESTIGATION AND DECISION AS TO THE SUITABILITY OF THIS INVESTMENT AND AS TO THE RISKS AND POTENTIAL LOSSES INVOLVED. FALCON IS ENCOURAGED TO CONSULT WITH ITS ATTORNEYS, ACCOUNTANTS, FINANCIAL CONSULTANTS AND OTHER BUSINESS AND TAX ADVISORS REGARDING THE RISKS AND MERITS OF THE INVESTMENT.